UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 7, 2016

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incoporation or Organization)	001-36745 (Commission file Number)	59-2262718 (IRS Employer Identification Number)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

631-240-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On October 7, 2016, the Board of Directors (the “Board”) of Applied DNA Sciences, Inc. (the "Company") elected Robert B. Catell as a director of the Board effective immediately. At this time, Mr. Catell is not expected to serve on any committee of the Board. As has been the policy with other non-employee directors, Mr. Catell will be granted annually a ten year stock option, fully vested after one year, to purchase a number of shares of common stock having a fair value of $60,000 as determined using the Black Scholes value or as determined by the Compensation Committee of the Board. In addition, Mr. Catell will be a party to the Company’s standard form of indemnification agreement. There is no understanding or arrangement between Mr. Catell and any other person or persons with respect to his election as director and there are no family relationships between Mr. Catell and any other director or executive officer or person nominated or chosen to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Catell or any member of his immediate family had, or will have, a direct or indirect material interest.

A copy of the press release issued by the Company on October 14, 2016 related to Mr. Catell’s election to the Board is furnished as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Applied DNA Sciences, Inc. dated October 14, 2016 regarding appointment of new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2016	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated October 14, 2016

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